Exhibit 10.55
LIMITED CONSENT AND SEVENTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT
This Limited Consent and Seventh Amendment to Loan and Security Agreement (this “Seventh Amendment”) is made this 10th day of February, 2022, by and among HORIZON GLOBAL AMERICAS INC., a Delaware corporation (“Horizon Americas”), CEQUENT TOWING PRODUCTS OF CANADA LTD., a company formed under the laws of the Province of Ontario (“Cequent Canada”; together with Horizon Americas, each a “Borrower” and collectively the “Borrowers”), HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent”), HORIZON GLOBAL COMPANY LLC, a Delaware limited liability company (“Horizon Global”) CEQUENT ELECTRICAL PRODUCTS DE MÉXICO, S. de R.L. de C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Electrical MX”), CEQUENT SALES COMPANY DE MÉXICO, S. de R.L. de C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Sales MX”, and together with Parent, Horizon Global and Cequent Electrical MX, each a “Guarantor” and collectively the “Guarantors”; the Borrowers and Guarantors are referred to herein as, collectively, jointly and severally, the “Loan Parties” and each a “Loan Party”), the Lenders party hereto and ECLIPSE BUSINESS CAPITAL LLC (f/k/a Encina Business Credit, LLC), as agent for the Lenders (in such capacity, the “Agent”).
BACKGROUND
A.The Loan Parties, Lenders and the Agent entered into that certain Loan and Security Agreement dated as of March 13, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement, as in effect immediately prior to the date hereof, and all other Loan Documents executed in connection therewith prior to the date hereof are collectively referred to as the “Existing Financing Agreements”.
B.The Loan Parties have informed the Agent that the Parent desires to (i) issue a new series of senior preferred equity to Corre Partners Management, L.L.C., or one of its Affiliates, resulting in gross cash proceeds to Parent of $40,000,000 (the “Proposed Equity Issuance”), (ii) upon receipt of proceeds of the Delayed Draw Term Loans (as defined in the Term Loan Agreement, allow the Loan Parties to make investments in non-Loan Party Affiliates with the proceeds of such Delayed Draw Term Loans (as defined in the Term Loan Agreement) (the “Proposed Investments”, and together with the Proposed Equity Issuance, the “Proposed Transactions”).
C.Absent the consent provided herein, the Proposed Equity Issuance is not permitted under Section 8.9 of the Loan Agreement and the Proposed Investments are not permitted under Sections 8.3 or 8.9 of the Loan Agreement; and, as such, the Loan Parties have requested that the Agent and Lenders consent to the Proposed Transactions notwithstanding the foregoing (the “Requested Consent”).
D.The Loan Parties request that the Agent and Lenders consent to the Proposed Transactions by providing the Requested Consent and the Agent and Lenders are willing to do so subject to the conditions and in reliance on the representations set forth in this Seventh Amendment.
E.The Loan Parties have informed the Agent that the Loan Parties desire to make certain modifications to the Loan Agreement, and, subject to the terms and conditions of this Seventh Amendment, the Lenders and the Agent have agreed to amend certain provisions of the Loan Agreement as set forth in this Seventh Amendment.
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NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made a part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:
1.Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings attributed thereto in the Loan Agreement.
2.Limited Consent. Subject to the satisfaction (or waiver) of the conditions precedent specified in Section 5 below and in reliance upon the representations and warranties of the Loan Parties set forth in Section 4 below, the Agent and the Lenders hereby consent to the Proposed Transactions. Nothing contained herein shall be deemed a consent to, or waiver of, any other action or inaction of any of the Loan Parties which constitutes (or would constitute) a violation of any provision of the Loan Agreement or any other Loan Document, or which results (or would result) in a Default or Event of Default under the Loan Agreement or any other Loan Document. The Agent and Lenders shall have no obligation to grant any future waivers, consents or amendments with respect to the Loan Agreement or any other Loan Document, and the parties hereto agree that the limited consent provided herein shall be effective only in this specific instance and for the specific purposes for which it is given, and shall not entitle the Loan Parties to any other or further consent in any similar or other circumstances.
3.Amendments to Loan Agreement. Subject to the satisfaction (or waiver) of the conditions precedent specified in Section 5 below, the Loan Agreement (including the Annexes attached thereto) is hereby amended in its entirety to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the changed pages to the conformed Loan Agreement attached as Annex I hereto;
4.Representations and Warranties. Each Loan Party hereby:
(a)(i) after giving effect to this Seventh Amendment, reaffirms all representations and warranties made to the Lenders and the Agent under the Loan Agreement and all of the other Existing Financing Agreements and represents and warrants that after giving effect to this Seventh Amendment and the transactions contemplated hereby all such representations and warranties are true and correct in all material respects (unless otherwise qualified by materiality or the occurrence of a Material Adverse Effect, in which case such representation and warranty is true and correct in all respects) on and as of the date hereof (or, to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties are true and correct as of such earlier date); and (ii) except for the Requested Consents, the Proposed Transactions are otherwise in compliance with the terms and conditions of the Loan Agreement;
(b)as of the date hereof, reaffirms all covenants contained in the Loan Agreement (as amended hereby) and all of the other Existing Financing Agreements and covenants to comply with all such covenants until the Termination Date; and
(c)as of the date hereof, represents and warrants that:
(i)no Default or Event of Default has occurred and is continuing under the Loan Agreement or any of the other Existing Financing Agreements;
(ii)such Loan Party has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Seventh Amendment;

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(iii)the execution, delivery and performance by such Loan Party of this Seventh Amendment have been duly and validly authorized and do not violate such Loan Party’s Governing Documents or any law or any material agreement or instrument (including, without limitation, the Term Loan Agreement) or any court order which is binding upon such Loan Party or its property, do not constitute grounds for acceleration of any Indebtedness or obligation under any material agreement or instrument which is binding upon such Loan Party or its property, and do not require the consent of any Person (including, without limitation, the Term Loan Agent);
(iv)this Seventh Amendment has been duly executed and delivered by, and is enforceable against, each of the Loan Parties party hereto, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles; and
(v)no Loan Party is required to obtain any government approval, consent, or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of this Seventh Amendment.
5.Conditions Precedent. This Seventh Amendment shall become effective on the date on which the following conditions have been fulfilled to the satisfaction of the Agent (the “Seventh Amendment Effective Date”):
(a)this Seventh Amendment shall be duly executed by all parties thereto and delivered to the Agent, in form and substance satisfactory to the Agent, and shall be in full force and effect;
(b)receipt by the Agent of the Consent and First Amendment to Term Loan Credit Agreement, which amends the Term Loan Agreement, which shall be executed by all parties thereto, in form and substance satisfactory to the Agent, and shall be in full force and effect;
(c)the Borrowers shall have paid to the Agent all fees due on the Seventh Amendment Effective Date and shall have paid or reimbursed Agent for all of Agent’s costs, charges and expenses incurred through the Seventh Amendment Effective Date for which invoices have been presented to the Loan Parties prior to the date hereof payable to the extent required by Section 15.7 of the Loan Agreement (including, without limitation, reasonable and documented attorneys’ fees and expenses incurred in connection with the preparation, negotiation and execution of this Seventh Amendment and the documents provided for herein or related hereto); and
(d)after giving effect to this Seventh Amendment, all representations and warranties contained in Section 4 above shall be true and correct in all respects.
6.Further Assurances. Each Loan Party hereby agrees to take all such actions and to execute and/or deliver to the Agent all such documents, assignments, financing statements and other documents, as the Agent may reasonably require from time to time, to effectuate and implement the purposes of this Seventh Amendment.
7.Reaffirmation of Loan Documents; No Novation. Each Loan Party, as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party and (ii) to the extent such Loan Party granted liens

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on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed any Obligations, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of such Obligations as amended hereby. Each Loan Party hereby consents to this Seventh Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Seventh Amendment shall not serve to effect a novation of any Indebtedness under the Loan Documents or any other Obligations.
8.No Modification. Except as expressly set forth herein, nothing contained in this Seventh Amendment shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any other Loan Document or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Agent reserves all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as modified hereby.
9.Release of Claims. In consideration of the Agent’s and Lenders’ agreements contained in this Seventh Amendment, each Loan Party hereby irrevocably releases and forever discharges the Agent, Lenders and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations or proceedings, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against the Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of the Agent or any other Released Person relating to the Loan Agreement or any other Loan Document on or prior to the date hereof.
10.Miscellaneous.
(a)Headings; Construction. Section and subsection headings are used in this Seventh Amendment only for convenience and do not affect the meanings of the provisions that they precede.
(b)Modifications. No modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.
(c)Governing Law; Loan Document. THIS SEVENTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS SIXTH AMENDMENT WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. This Seventh Amendment is a Loan Document and is subject to and has the benefit of all the provisions in the Loan Agreement applicable to Loan Documents.
(d)Counterparts; Fax/Email Signatures. This Sixth Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement. This Sixth Amendment may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Seventh Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

HORIZON GLOBAL AMERICAS INC.,
as a Borrower

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary
CEQUENT TOWING PRODUCTS OF CANADA LTD., as a Borrower
By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary
HORIZON GLOBAL CORPORATION,
as a Guarantor
By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary
HORIZON GLOBAL COMPANY LLC,
as a Guarantor
By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary

CEQUENT ELECTRICAL PRODUCTS DE MÉXICO, S. DE R.L. DE C.V., as a Guarantor
By: /s/ Jay Goldbaum
Name:     Jay Goldbaum
Title:     Legal Representative
CEQUENT SALES COMPANY DE MÉXICO, S. DE R.L. DE C.V., as a Guarantor
By: /s/ Jay Goldbaum
Name:     Jay Goldbaum
Title:     Legal Representative
[Signature Page to Seventh Amendment to Loan and Security Agreement]

ECLIPSE BUSINESS CAPITAL LLC, as Agent
By: /s/ Brian Hynds
Name:    Brian Hynds
Title:    Authorized Signatory
ECLIPSE BUSINESS CAPITAL SPV, LLC,
as a Lender

By: /s/ Brian Hynds
Name:    Brian Hynds
Title:    Authorized Signatory

[Signature Page to Seventh Amendment to Loan and Security Agreement]

Annex I

See attached.

Conformed through ~~Sixth~~Seventh Amendment dated ~~December 30~~February 10, ~~2021~~2022

LOAN AND SECURITY AGREEMENT

Dated as of March 13, 2020 by and among
HORIZON GLOBAL AMERICAS INC. AND
CEQUENT TOWING PRODUCTS OF CANADA, LTD.,
any other Borrower party hereto from time to time, as Borrowers,

HORIZON GLOBAL CORPORATION AND HORIZON GLOBAL COMPANY LLC
any other Guarantor party hereto from time to time, as Guarantors,

any other Loan Party party hereto from time to time, as Loan Parties,

the Lenders from time to time party hereto, and
ECLIPSE BUSINESS CAPITAL LLC,
as Agent

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Loan and Security Agreement

This Loan and Security Agreement (as it may be amended, restated, supplemented or otherwise modified from time to time, this "Agreement") is entered into on March 13, 2020, by and among HORIZON GLOBAL AMERICAS INC., a Delaware corporation (“Horizon Americas”), CEQUENT TOWING PRODUCTS OF CANADA, LTD., a company formed under the laws of the Province of Ontario ("Cequent Canada"; together with Horizon Americas, each a "Borrower" and together with any other Borrower party hereto from time to time, collectively the "Borrowers"), HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent”), HORIZON GLOBAL COMPANY LLC, a Delaware limited liability company (“Horizon Global”) CEQUENT ELECTRICAL PRODUCTS DE MÉXICO, S. DE R.L. DE C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Electrical MX”), CEQUENT SALES COMPANY DE MÉXICO, S. DE R.L. DE C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Sales MX”, and together with Parent, Horizon Global and Cequent Electrical MX, each a “Guarantor” and together with any other Guarantor party hereto from time to time, collectively the “Guarantors”) and together with any other Loan Party party hereto from time to time, as Loan Parties (as defined herein), the Lenders party hereto from time to time and ECLIPSE BUSINESS CAPITAL LLC (f/k/a Encina Business Credit, LLC), as agent for the Lenders (in such capacity, "Agent"). The Annexes, Exhibits and Schedules to this Agreement, as well as the Perfection Certificate attached to this Agreement, are an integral part of this Agreement and are incorporated herein by reference.

1.DEFINITIONS.

1.1        Certain Defined Terms.

Unless otherwise defined herein, the following terms are used herein as defined in the UCC from time to time: Accounts, Account Debtor, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claims, Debtor, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financing Statement, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights, Money, Payment Intangible, Proceeds, Secured Party, Securities Accounts, Security Agreement, Supporting Obligations and Tangible Chattel Paper; provided, however, that (a) as such terms relate to any Collateral of any Canadian Borrower, such terms shall refer to such Collateral as defined in the PPSA, to the extent applicable and (b) as such terms relate to any such Collateral encumbered by or to be encumbered by a Mexican Security Document, such terms shall have the meanings assigned to them in such Mexican Security Document, to the extent applicable.

As used in this Agreement, the following terms have the following meanings:

“ABL Priority Collateral” means as defined in the Intercreditor Agreement (it being understood and agreed that any time the Term Loan Debt is not in effect, the term “ABL Priority Collateral” shall mean all Collateral).

"ABLSoft" means the electronic and/or internet-based system approved by Agent for the purpose of making notices, requests, deliveries, communications and for the other purposes contemplated in this Agreement or otherwise approved by Agent, whether such system is owned, operated or hosted by Agent, any of its Affiliates or any other Person.

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“Control Agent” means, at the time of determination, whichever of the Term Loan Agent or the Agent which has the right under the Intercreditor Agreement to take remedial action with respect to the Collateral at issue.

“Convertible Notes” means the 2.75% Convertible Senior Notes of Parent due 2022 issued pursuant to the Convertible Notes Indenture.

“Convertible Notes Indenture” means the First Supplemental Indenture between Parent and Wells Fargo Bank, National Association, dated as of February 1, 2017, as in effect on the Closing Date.
“Corre Commitment” means the “Commitment” as defined in the term sheet attached to the Commitment Letter dated as of February 10, 2022, from Corre Partners Management, LLC to Horizon Global Corporation, as in effect on the Seventh Amendment Effective Date and in the form provided to the Agent prior to such date.

“Credit Bid” has the meaning set forth in Section 14.9.

“Deed of Movable Hypothec” means a deed of hypothec charging the movable (personal) property of a Loan Party pursuant to the Civil Code, in the event that any of the Loan Parties own movable (personal) property in Quebec.

“Default” means any event or circumstance which with notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 3.1.
“Defaulting Lender” means any Lender that (a) has failed, within one Business Day of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to Agent or any other Lender any other amount required to be paid by it hereunder, (b) has notified Borrower Representative or Agent in writing, or it or its parent has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it or its parent commits to extend credit, (c) has failed, within two Business Days after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent’s receipt of such certification in form and substance satisfactory to Agent, (d) had an involuntary proceeding commenced or an involuntary petition filed seeking (i) liquidation, reorganization or other relief in respect of such Lender or its parent or its or its parent’s debts, or of a substantial part of its or its parent’s assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Lender or its parent or for a substantial part of its or its parent’s assets, or (e) shall have or whose parent shall have (i) voluntarily commenced any proceeding or filed any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consented to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this definition, (iii) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for it or a substantial part of its assets, (iv) filed an answer admitting the material allegations of a petition filed against it in any

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termination of any such Equity Interests in any of Parent, any Loan Party or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in any of Company, any Loan Party or any Subsidiary.
"Revolving Loan Commitment" means (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Loans as set forth in the Commitment Schedule or in the most recent Assignment and Assumption to which it is a party (as adjusted to reflect any assignments as permitted hereunder) and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Loans, which aggregate commitment shall be in an amount equal to the Maximum Revolving Facility Amount.
"Revolving Loans" has the meaning set forth in Section 2.1(a).

“RUG” means the Registro Único de Garantías Mobiliarias of Mexico.

"Sanctioned Country" means at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

"Sanctioned Person" means at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the Government of Canada, the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

"Sanctions" means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the Government of Canada, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

"Scheduled Maturity Date" means the date set forth in Section 6 of Annex I.
"Securities Act" means the Securities of Act of 1933, as amended.
"Settlement" has the meaning set forth in Section 2.4(c).
"Settlement Date" has the meaning set forth in Section 2.4(c).

“Seventh Amendment” means that certain Consent and Seventh Amendment to Loan and Security Agreement, dated as of the Seventh Amendment Effective Date.

“Seventh Amendment Effective Date” means February 10, 2022.

“SOFR” means, with respect to any Business Day means a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

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“Term Loan Agent” means Atlantic Park Strategic Capital Fund, L.P., in its capacity as agent for the lenders under the Term Loan Agreement, and its successors and assigns including under any replacement or refinancing with respect thereto.

“Term Loan Agreement” means that certain Credit Agreement dated as of February 2, 2021 among Term Loan Agent, the Term Loan Lenders, the Parent, and the other parties thereto, as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time pursuant to the terms therein and as permitted by this Agreement and the Intercreditor Agreement.

“Term Loan ~~DDL~~DDTL Proceeds Account” means a segregated DDA account that has been identified in writing to the Agent, and into which only proceeds of the Delayed Draw Term Loans (as defined in the Term Loan Agreement as in effect on February 2, 2021)) or the proceeds of the Corre Commitment shall be deposited, and into which no other funds are then deposited or held.

“Term Loan Debt” means the Indebtedness and “Obligations” (as defined under the Term Loan Agreement) evidenced by the Term Loan Documents.
“Term Loan Documents” means collectively (a) the Term Loan Agreement and (b) all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Term Loan Agent or the Term Loan Lenders in connection therewith.

“Term Loan Lenders” means the lenders party to the Term Loan Agreement.

“Term Loan Security Documents” means, collectively, the Guarantee and Collateral Agreement (as defined in the Term Loan Agreement), the Mortgages (as defined in the Term Loan Agreement) and all other security documents delivered to the Term Loan Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Obligor under the Term Loan Agreement or the Guarantee and Collateral Agreement (as defined in the Term Loan Agreement), as such documents may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with terms therein and this Agreement and the Intercreditor Agreement.

“Term Priority Collateral” means the “Term Priority Collateral”, as defined in the Intercreditor Agreement.

"UCC" means, at any given time, the Uniform Commercial Code as adopted and in effect at such time in the State of New York or other applicable jurisdiction.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD LIBOR” means the London interbank offered rate for Dollars with a tenor of one (1) month.

1.2Accounting Terms and Determinations.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either Borrower Representative or Agent shall so request, Required Lenders and Borrower

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7.18Term Loan DDTL Proceeds Account. The Loan Parties shall not deposit, permit to be deposited, or otherwise maintain any funds in the Term Loan DDTL Proceeds Account, other than proceeds of (i) Delayed Draw Term Loans (as defined in the Term Loan Agreement) or (ii) the Corre Commitment; provided, however, that (A) so long as the aggregate principal balance on deposit therein is not less than $35,000,000 after giving effect to any withdrawals or (B) once the Obligations under the Convertible Notes are paid in full, the Loan Parties may withdraw any remaining funds from the Corre Commitment deposited in the Term Loan DDTL Proceeds Account from the Term Loan DDTL Proceeds Account to another DDA account in the name of a Loan Party. Further, within thirty (30) days after the first date which the Delayed Draw Term Loan Commitment Expiration Date has occurred and the balance of such account is zero, the Loan Parties shall have delivered the Agent reasonably satisfactory evidence that the Term Loan DDTL Proceeds Account has been closed.
7.19No Default. No Default or Event of Default has occurred and is continuing.
7.20No Material Adverse Change. Since December 31, 2018, there has been no event or condition which has resulted in a Material Adverse Effect.
7.21Full Disclosure. Excluding projections and other forward-looking information, pro forma financial information and information of a general economic or industry nature, no report, notice, certificate, information or other statement delivered or made (including, in electronic form) by or on behalf of any Loan Party or any of its Affiliates to Agent or Lender in connection with this Agreement or any other Loan Document contains or will at any time contain, taken as a whole and together with all updates and supplements thereto, any untrue statement of a material fact, or omits or will at any time omit to state any material fact necessary to make any statements contained herein or therein not materially misleading in light of the circumstances in which such statements were made. Any projections and other forward-looking information and pro forma financial information contained in such materials were prepared in good faith based upon assumptions that were believed by such Loan Party to be reasonable at the time prepared and at the time (it being recognized that such projections and other forward-looking information and pro forma financial information are not to be viewed as facts and that actual results during the period or periods covered by any such projections or information may differ from the projected results, and such differences may be material).
7.22Sensitive Payments. No Loan Party (a) has made or will at any time make any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the applicable laws of the United States or the jurisdiction in which made or any other applicable jurisdiction, (b) has established or maintained or will at any time establish or maintain any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) has made or will at any time make any payments to any Person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment or (d) has engaged in or will at any time engage in any “trading with the enemy” or other transactions violating any rules or regulations of the Office of Foreign Assets Control or any similar applicable laws, rules or regulations.
7.23Subordinated Debt.
(a)Borrower Representative has furnished Agent a true, correct and complete copy of each of the Subordinated Debt Documents. No statement or representation made in any of the Subordinated Debt Documents by any Borrower or any other Loan Party or, to any Borrower Representative ‘s knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as

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(e)unsecured Guarantees of leases entered into by any Loan Party or its Subsidiary as lessee in the Ordinary Course of Business;
(f)extensions of credit in the nature of accounts receivable or notes receivable in the Ordinary Course of Business;
(g)loans or advances to employees made in the Ordinary Course of Business consistent with prudent business practice and not exceeding $100,000 in the aggregate outstanding at any one time;
(h)investments made (i) in an amount not to exceed the net proceeds of any issuance of Equity Interests in Parent issued after the Closing Date when made or (ii) with Equity Interests in Parent;
(i)investments, loans or advances in addition to those permitted by the other clauses of this Section 8.3 not exceeding in the aggregate $1,000,000 at any time outstanding, provided that no Default or Event of Default exists at the time that such investment, loan or advance is made or is caused thereby; and
(j)investments (other than with respect to ABL Priority Collateral) by the Loan Parties in their respective Subsidiaries that exist immediately prior to any applicable transaction; provided that (i) any such Equity Interests held by a Loan Party shall be pledged to the extent required by this Agreement, subject to the Intercreditor Agreement, and (ii) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, and guarantees by Loan Parties of Indebtedness of Subsidiaries that are not Loan Parties shall not at any time exceed $5,000,000;
(k)loans or advances made by the Borrowers to any Subsidiary, provided that such loans and advances shall be evidenced by a promissory note pledged hereunder, subject to the Intercreditor Agreement, and (ii) the amount of such loans and advances shall be subject to the limitations set forth in clause (j) above;
(l)investments in the form of Hedging Agreements permitted hereunder;
(m) payroll, travel and similar advances to cover matters that are expected at the time of such advances to ultimately be treated as expenses for accounting purposes and that are made in the ordinary course of business; ~~and~~
(n)other investments of a type not otherwise described in the foregoing clauses (other than with respect to ABL Priority Collateral) if and to the extent the Required Conditions are satisfied with respect to such investment on the date such investment is made; and
(o)the Proposed Investments (as defined in the Seventh Amendment) with proceeds from the Delayed Draw Term Loans (as defined in the Term Loan Agreement) so long as either (i) such investments are made substantially concurrently with receipt of such proceeds from the Delayed Draw Term Loans (as defined in the Term Loan Agreement) or (ii) if such investments are not made substantially concurrently with the receipt of such proceeds from the Delayed Draw Term Loans (as defined in the Term Loan Agreement), solely to the extent such proceeds were deposited in the Term Loan DDTL Proceeds Account upon receipt of such proceeds and is maintained in such Term Loan DDTL Proceeds Account until such time such Proposed Investments (as such term is defined in the Seventh Amendment) are made, which investments shall be made only with such proceeds from the Term Loan DDTL Proceeds Account.

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(d)the filing of UCC financing statements solely as a precautionary measure in connection with operating leases;
(e)Liens for the benefit of a seller deemed to attach solely to cash earnest money deposits in connection with a letter of intent or acquisition agreement with respect to a Permitted Acquisition; and
(f)Liens in respect of the Specified Vendor Receivables Financings permitted under this Agreement;
(g)other Liens on assets other than ABL Priority Collateral securing liabilities not in excess of $5,000,000;
(h)Liens of a collection bank arising in the Ordinary Course of Business under Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;
(i)Reserved;
(j)Liens deemed to exist in connection with investments permitted under Section 8.3 that constitute repurchase obligations and in connection with related set-off rights; and
(k)Liens of sellers of goods to the Loan Parties arising under Article 2 of the UCC in effect in the relevant jurisdiction in the ordinary course of business, covering only the goods sold and covering only the unpaid purchase price for such goods and related expenses and in an aggregate amount not to exceed $100,000 outstanding at any time.
8.6 Restricted Payments. Pay or declare any Restricted Payments except that:
(a)Parent may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock;
(b)each Loan Party may declare and pay dividends ratably with respect to their Equity Interests;
(c)each Loan Party may make Permitted Tax Distributions;
(d)cash settlements in respect of the Convertible Notes, so long as: (i) the Required Conditions are satisfied with respect to each such settlement on the date such settlement is made, or (ii) such settlements are made with the proceeds of (x) Delayed Draw Term Loans (under and as defined in the Term Loan Agreement) or (y) the Corre Commitment and (1) any such settlements are completed substantially contemporaneously with receipt of such proceeds or (2) if settled at a later date, such settlements are made solely with funds from the Term Loan DDTL Proceeds Account;
(e)each Loan Party may make Restricted Payments (other than with ABL Priority Collateral) if and to the extent the Required Conditions are satisfied with respect to each such payment on the date such payment is made; and
(f)Parent may make payments or deliveries in shares of its common stock and cash in lieu of fractional shares required by the terms of, and otherwise perform its obligations under, the

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